UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 __________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

   Date of Report (Date of earliest event reported): June 22, 2015

FS Investment Corporation II

(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	814-00926 (Commission File Number)	80-0741103 (I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania (Address of principal executive offices)		19112 (Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

FS Investment Corporation II (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on June 22, 2015.  As of April 22, 2015, the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting, 314,919,965 shares of common stock were eligible to be voted, and 152,069,692 of those shares were voted in person or by proxy at the Annual Meeting. Stockholders were asked to consider and act upon the following proposals, each of which was described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on April 30, 2015 (the “Proxy Statement”):

•	Proposal No. 1 – the election of eleven members to the board of directors of the Company to serve until the 2016 annual meeting of stockholders and until their successors are duly elected and qualified; and

•	Proposal No. 2 – the ratification of the appointment of McGladrey LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

All director nominees listed in the Company’s Proxy Statement were elected by the Company’s stockholders at the Annual Meeting.  The votes for, votes withheld and broker non-votes for each director nominee are set forth below:

Director Nominee	Votes for	Votes Withheld	Broker Non-Votes
Barbara Adams	62,319,878	1,738,525	88,011,289
David J. Adelman	62,351,505	1,706,898	88,011,289
Stephen T. Burdumy	62,319,431	1,738,972	88,011,289
Michael C. Forman	62,364,765	1,693,638	88,011,289
Richard I. Goldstein	62,310,184	1,748,219	88,011,289
Michael J. Heller	62,360,343	1,698,060	88,011,289
Jerel A. Hopkins	62,326,324	1,732,079	88,011,289
Robert E. Keith, Jr.	62,284,988	1,773,415	88,011,289
Paul Mendelson	62,327,338	1,731,065	88,011,289
John E. Stuart	62,275,196	1,783,207	88,011,289
Scott J. Tarte	62,381,519	1,676,884	88,011,289

The proposal to ratify the appointment of McGladrey LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015 was also approved by the Company’s stockholders at the Annual Meeting.  The votes for, votes against and abstentions are set forth below:

Votes For	Votes Against	Abstentions
149,902,549	587,903	1,579,240

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Investment Corporation II

Date: June 22, 2015	By:	/s/ Stephen S. Sypherd
Stephen S. Sypherd Vice President